Exhibit 10.2
EXECUTION VERSION
PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”) is made and entered into effective as of August __, 2020, by and among Hunt Companies Finance Trust, Inc. (“HCFT”) and OREC Structured Finance Co., LLC (“OSF”).
RECITALS
A.On or about August 5, 2020, Hunt CRE 2017-FL1 Seller, LLC (“Seller”), a wholly owned subsidiary of HCFT, ORIX Real Estate Capital Holdings, LLC (“ORECH”), OSF and HUNT CRE 2017-FL1, LTD. (“Issuer”) entered into Amendment No. 1 to Participation Agreements (the “Participation Amendment”) joining OSF as the “Future Funding Participation Holder”, as defined in certain Participation Agreements to which Seller, Hunt Real Estate Capital, LLC (f/k/a Hunt Mortgage Group, LLC), and Issuer are parties (the “Participation Agreements”).
B.On or about August 5, 2020, Hunt Commercial Mortgage Trust (“HCMT”), a wholly owned subsidiary of HFCT, Seller, ORECH, OSF and Wells Fargo Bank, National Association (“Bank”), entered into Amendment No. 1 to the Future Funding Agreement (the “Future Funding Amendment”), pursuant to which OSF assumed Seller’s obligations under the Future Funding Agreement.
C.On or about August __, 2020, Seller and OSF entered into certain Assignment and Assumptions, pursuant to which Seller assigned to OSF all of its right, title and interest in and to certain unfunded Future Funding Participations listed on Schedule 1 to this Agreement (the “Schedule 1 Participations”).
D.Pursuant to the Future Funding Amendment, the parties contemplate that OSF will make one or more advances to borrowers of the mortgage loans to which the Participation Agreements apply (each advance, a “Funding Advance”).
E.Pursuant to the Participation Amendment and in exchange for each Funding Advance, OSF will receive a pari passu participation interest in the related mortgage loan (individually, a “Participation Interest” and, collectively, the “Participation Interests”). The Schedule 1 Participations and the Participation Interests are referred to in this Agreement individually as a “Participation” and collectively as the “Participations”.
F.HCFT and OSF now wish to enter into this Agreement setting forth their respective rights and obligations with respect to the sale and purchase of the Participations.
AGREEMENT
1.Definitions. Each capitalized term used herein and not otherwise defined herein will have the meaning given to such term in the Future Funding Amendment, the Participation Amendment and the Participation Agreements.
2.Purchase and Sale of Participations. HCFT agrees to purchase from OSF from time to time, and OSF agrees to convey, without recourse to OSF, each of the Participations for a purchase price of the par amount of such Participation on the date of the settlement of each such purchase, subject to any adjustment mutually agreed to by OSF and HCFT.
3.Conditions Precedent to the Purchases. The obligation of HCFT to purchase the Participations is subject to (i) the availability of adequate capital capacity for HCFT and (ii) the satisfaction of the required approvals by OREC Investment Management, LLC (“ORECIM”), the manager of HCFT, for acquiring such assets, each as determined in the good faith judgment of ORECIM from time to time.
4.Representations and Warranties of HCFT. HCFT hereby represents and warrants:
(a) HCFT has full right, power and authority to enter into this Agreement;
(b)As of the date of any purchase of a Participation hereunder, HCFT will have full right, power and authority to purchase such Participation Interest from OSF;
(c)Except with respect to any willful misconduct on the part of OSF, the conveyance of the Participation by OSF to HCFT pursuant to this Agreement shall be without recourse of any nature against OSF;
(d)HCFT represents and warrants to OSF that (i) HCFT does not consider the purchase of any Participation hereunder to constitute the “purchase” or “sale” of a “security” within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder, the Trust Indenture Act of 1939, the securities laws of the State of Delaware or State of Ohio, any other applicable securities statute or law, or any rule or regulations under any of the foregoing (collectively, as amended, the “Acts”), (ii) HCFT has no expectation that HCFT will derive profits from the efforts of OSF or any third party in respect of the purchase of the Participation hereunder, (iii) such purchase of each Participation constitutes a commercial transaction between HCFT and OSF regarding each Participation with respect to the obligations of the related Borrower under the Mortgage Loan and does not represent an “investment” (as that term is commonly understood) in OSF, (iv) HCFT is repurchasing the Participation hereunder for its own account in respect of a commercial transaction made in the ordinary course of its business and not with a view to or in connection with any subdivision, resale, or distribution thereof, and (v) HCFT is engaged in the business of entering into commercial transactions (including transactions of the nature contemplated herein);
5.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained herein. The terms of this Agreement shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the parties.

6.Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.
7.Relationship of Parties. With respect to the purchase of the Participations, HCFT and OSF shall occupy the relationship of seller and buyer of a property interest. There is not intended hereby and shall not be construed to exist any fiduciary relationship between HCFT and OSF. In no event shall either party be considered an agent of the other party.
8.Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder shall be in writing and shall be sent, and be deemed given, as provided in the Participation Agreements to the addresses set forth on Schedule 2 hereto.
9.Governing Law. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to its choice of law rules.
10.Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.
11.Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.
12.Further Assurances. HCFT and OSF will each execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effect the purposes of this Agreement.

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Exhibit 10.2
EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

OREC STRUCTURED FINANCE CO., LLC

By: /s/ Bob Kirkwood
Title: Chief Financial Officer

HUNT COMPANIES FINANCE TRUST, INC.

By: /s/ Michael Larsen
Title: President

Schedule 11
Future Funding Participations and Participation Agreements
1.Participation Certificate No. FF-3 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of March 29, 2019, between Hunt CRE 2017-FL1 Seller, LLC (“Seller”) and Hunt Real Estate Capital, LLC (formerly known as Hunt Mortgage Group, LLC) (“HREC”), relating to that certain mortgage loan secured by real property located at 6406 North Interstate Highway 35, Austin, Texas. (The Linc).
2.Participation Certificate No. 1 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of January 24, 2020, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 6406 North Interstate Highway 35, Austin, Texas. (The Rise at Signal Mountain).
3.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of December 27, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real properties located at 4411 Gardendale Street, 8710 Datapoint Drive, and 14001 Oak Meadows, Austin, Texas. (The San Antonio Lynd Portfolio).
4.Participation Certificate No. 2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of March 29, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 2500 East James Avenue, Baytown, Texas (Flats at James Place).
5.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of August 30, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 648 Whisper Trail, Austell, Georgia (Villas at Riverside).
6.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of February 8, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 257 South 16th Street, Philadelphia, Pennsylvania (The Bentley).
7.Participation Certificate No. FF-3 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of August 9, 2018, among Seller, Hunt Commercial Mortgage Trust (“HCMT”), and HREC, relating to that certain mortgage loan secured by real property located at 9690 Forest Lane, Dallas, Texas (Park Ninety Six 90).
8.Participation Certificate No. FF-4 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of December 21, 2018, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 1373 Lee's Chapel Road, Greensboro, North Carolina (Northwinds Apartments).
9.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of September 13, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 8225 Calmont Avenue, Fort Worth, Texas (Manitoba Apartments).
10.Participation Certificate No. FF-3 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of July 12, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 7101 Wolflin Avenue, Amarillo, Texas (Rock Island Apartments).
11.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of December 18, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 2943 Spring Park Road, Jacksonville, Florida (Spring Park Place).
12.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of June 25, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 2447 Harry Wurzbach Road, San Antonio, Texas (Brix at Terrell Hills).
13.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of January 16, 2020, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 1030 NE 7th Avenue, Fort Lauderdale, Florida (Privilege Apartments).
14.Participation Certificate No. FF-2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of June 17, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 11726 West Avenue, San Antonio, Texas (Autumn Brook Apartments).
1 Initial parties are listed.

15.Participation Certificate No. 1 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of December 18, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real properties located at 246 Chestnut Hill Road and 1565 Austell Road, Marietta, Georgia. (The Marietta Portfolio).
16.Participation Certificate No. FF-3 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of September 13, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 918 East 40th Street, Austin, Texas (Miller Square Apartments).
17.Participation Certificate No. 2 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of April 12, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 5581 Burnlee Place, Raleigh, North Carolina (Colony Townhomes).
18.Participation Certificate No. FF-5 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of April 30, 2018, among Seller, HCMT, and HREC, relating to that certain mortgage loan secured by real property located at 3430-3448 Freedom Park Drive, North Highlands, California (Freedom Park Apartments).
19.Participation Certificate No. FF-3 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of June 14, 2019, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 1501 Kinney Avenue, Austin, Texas (Barton Ridge).
20.Participation Certificate No. FF-4 issued pursuant to the Participation Agreement and Future Funding Indemnification Agreement, dated as of November 7, 2018, between Seller and HREC, relating to that certain mortgage loan secured by real property located at 1540 Chenault Street, Dallas, TX (Royal Orleans).

Schedule 2
Notice Addresses
If to OREC SF:
OREC Structured Finance, LLC
10 West Broad Street, 8th Floor
Columbus, OH 43215
Attention: Legal Department
Phone: (614) 857-1400
Email: James.Henson@orixrealestatecapital.com

If to HCFT:
Hunt Companies Finance Trust, Inc.
230 Park Avenue, 23rd Floor
New York, NY 10169
Attention: Legal Department
Phone: (212) 317-570
Email: Mustafa.Haque@huntrealestatecapital.com